National Atlantic Holdings Corporation

FOR IMMEDIATE RELEASE

National Atlantic’s Board of Directors Approves Share Buy-Back Program

Freehold, NJ – July 5, 2006— National Atlantic Holdings Corp. (Nasdaq: NAHC) today announced that its Board of Directors has authorized the repurchase of a maximum of 1,000,000 shares and a minimum of 200,000 shares of capital stock of the corporation within the next twelve months.

“The Board of Directors and management believe that our shares represent an attractive investment value,” said James V. Gorman, Chairman and Chief Executive Officer. “The buy-back program demonstrates our commitment to enhancing long-term shareholder value,” he said.

Shares will be repurchased in the open market from time to time based on market conditions. The Company currently has 11,283,890 shares outstanding.

About NAHC:

National Atlantic Holdings Corporation (NAHC) and its subsidiaries provide property and casualty insurance and insurance-related services to individuals, families and businesses in the State of New Jersey.

The Company’s flagship insurance product to personal insurance customers is the “High Proformance Policy.” This product is designed to attract a broad spectrum of New Jersey residents for their private passenger automobile, homeowners, and personal excess (“umbrella”) and specialty property liability coverage.

For businesses, the Company offers a range of commercial insurance products, including commercial property, commercial general liability, and business auto, as well as claims administrative services to self-insured corporations.

National Atlantic distributes its products exclusively through independent insurance agents, known as “Partner Agents,” who are required to become shareholders in National Atlantic in order to represent the Company as an agent. The Company offers insurance products through its subsidiaries, Proformance Insurance Company and Mayfair Reinsurance Company, and insurance-related services through Riverview Professional Services and the National Atlantic Insurance Agency.

Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

National Atlantic Holdings Corporation
Melissa Payne-Smith, 732-665-1459
investorrelations@national-atlantic.com